Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS THIRD QUARTER

2013 RESULTS

Same-Store NOI Growth of 5.9 Percent on a Cash Basis and 2.7 Percent on a GAAP Basis in Q3

Signed Leases Totaling 4.4 Million Square Feet in Q3

Occupancy Increased to 92.8 Percent in Q3; Up from 91.9 Percent in Q2

FFO of $0.12 per Share in Q3

Stabilized Three Development Buildings Totaling 559,000 Square Feet,

Executed 502,000 Square Feet of Development and Redevelopment Leases,

Commenced Construction on Four Buildings Totaling 1.5 Million Square Feet

Acquired 15 Buildings for $123.3 Million and Sold 32 Buildings for $112.7 Million;

Company Exited Mexico

Executed $275 Million Debut Bond Offering

Company Raises FFO Guidance

DENVER, October 31, 2013 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending September 30, 2013.

“We had a strong quarter across all aspects of our business. Operating performance is ahead of plan with nearly 93 percent occupancy and our market teams continue to source very attractive acquisition and development opportunities,” said Phil Hawkins, Chief Executive Officer of DCT Industrial. “We also successfully closed on the sale of our Mexico assets, allowing us to complete our exit from those markets and focus all our resources in the United States. We also sold all of our flex/high office finish assets in Dallas to continue upgrading the quality and consistency of our portfolio. In addition, we successfully executed our debut bond offering, further broadening our sources of capital and reinforcing the quality of our operating platform, property portfolio and balance sheet.”

Funds from Operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q3 2013 totaled $39.3 million, or $0.12 per diluted share, compared with $28.3 million, or $0.10 per diluted share, for Q3 2012. These results exclude $0.4 million and $0.2 million of acquisition costs for the quarters ending September 30, 2013 and 2012, respectively.

FFO, for the nine months ending September 30, 2013 totaled $106.2 million, or $0.34 per diluted share, compared with $85.1 million, or $0.31 per diluted share, for the first nine months of 2012. These results exclude $1.6 million and $1.0 million of acquisition costs for the nine months ending September 30, 2013 and 2012, respectively.

Net loss attributable to common stockholders for Q3 2013 was $10.2 million, or $0.03 per diluted share, compared with net income attributable to common stockholders of $7.5 million, or $0.03 per diluted share, reported for Q3 2012. Net income attributable to common stockholders for the nine months ending September 30, 2013 was $1.9 million, or $0.00 per diluted share, compared with a net loss of $14.2 million, or $0.06 per diluted share, for the nine months ending September 30, 2012.

Property Results and Leasing Activity

Net operating income (“NOI”) was $53.8 million in Q3 2013, compared with $43.1 million in Q3 2012. In Q3 2013, same-store NOI, excluding revenue from lease terminations, increased 5.9 percent on a cash basis and 2.7 percent on a GAAP basis, when compared to the same period of 2012. Same-store occupancy averaged 91.9 percent in Q3 2013, an increase of 140 basis points over Q3 2012.

In Q3 2013, the Company signed leases totaling 4.4 million square feet. Rental rates on signed leases increased 2.9 percent on a GAAP basis and decreased 4.4 percent on a cash basis compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 6.3 percent on a GAAP basis and decreased 2.1 percent on a cash basis. The Company’s tenant retention rate was 81.2 percent for Q3 2013 and 68.4 percent year-to-date.

As of September 30, 2013, DCT Industrial owned 411 consolidated operating properties, totaling 62.2 million square feet, with occupancy of 92.8 percent up from 91.9 percent as of June 30, 2013 and up 100 basis points from September 30, 2012. In addition, approximately 847,000 square feet, or 1.3 percent of DCT Industrial’s total consolidated portfolio, was leased but not yet occupied at September 30, 2013. Additionally, the Company has leased 1.3 million square feet of its developments under construction.

Investment Activity

Acquisitions

Since June 30, 2013, DCT Industrial acquired fifteen buildings for $123.3 million. These acquisitions total 2.3 million square feet and were 81.4 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 5.6 percent and a weighted-average projected stabilized cash yield of 7.1 percent on these assets.

The table below summarizes acquisitions since June 30, 2013:

Market	Submarket	Square Feet	Occupancy	Closed	Anticipated Yield*
Dallas, TX	DFW Airport	42,000	100.0%	Aug-13	7.6%
Phoenix, AZ (3 buildings)	Tempe/Airport	308,000	100.0%	Aug-13	6.6%
Seattle, WA	Kent Valley	39,000	100.0%	Aug-13	6.4%
Atlanta, GA	Northwest	405,000	100.0%	Oct-13	7.2%
Chicago, IL (6 buildings)	Elgin	1,060,000	59.1%	Oct-13	7.5%
Southern California	Inland Empire West	153,000	100.0%	Oct-13	5.2%
Miami, FL	North Central Dade	211,000	100.0%	Oct-13	7.0%
Chicago, IL	O’Hare	110,000	100.0%	Oct-13	11.0%

Total/Weighted Average		2,328,000	81.4%		7.1%

*	Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

Development/ Redevelopment

DCT Industrial invested $35.9 million, including $5.9 million previously announced, to acquire land parcels in Houston, Seattle and Southern California for future development of approximately 1.8 million square feet.

The table below summarizes the land acquired:

Market	Submarket	Acres	Project Name	Planned Number of Buildings	Estimated Square Feet
Houston, TX	Northwest	38.5	DCT Northwest Crossroads Logistics Centre	2	739,000
Seattle, WA	Kent Valley	2.5	DCT Auburn 44	1	49,000
Southern California	Inland Empire West	45.4	DCT Jurupa Ranch	1	970,000
Total		86.4		4	1,758,000

In addition, DCT Industrial:

•	Stabilized DCT Commerce Center at Pan American West, a 334,000 square foot, two-building project in the Airport West submarket of Miami.

•	Stabilized Rockdale Distribution Center, a 225,000 square foot facility in the Wilson County submarket of Nashville.

•	Executed a 401,000 square foot long-term lease at DCT 55 located in the I-55 industrial submarket of Chicago.

•	Executed a 102,000 square foot lease for the entire redevelopment project at 2567 Greenleaf in Elk Grove Village, IL.

•

Commenced construction on DCT White River Corporate Center, a 649,000 square foot speculative development in the Kent Valley submarket of Seattle. Shell construction is expected to be completed in Q2 2014.

•

Commenced construction on Slover Logistics Center II, a 610,000 square foot building located in the Inland Empire West submarket of Southern California. This second phase is expected to be completed in Q1 2014 and will finish the 1.3 million square foot industrial campus which is fully leased to a single tenant.

•

Commenced construction on DCT Sumner Distribution Center, a 190,000 square foot speculative development in the Kent Valley submarket of Seattle. Shell construction is expected to be completed in Q1 2014.

•

Commenced construction on DCT Auburn 44, a 49,000 square foot build-to-suit with a long term lease, located in the Kent Valley submarket of Seattle. Construction is expected to be completed in Q1 2014.

Dispositions

In October, DCT Industrial closed on the sale of all of its Mexico assets to an investment trust of Macquarie Mexican REIT. Additionally, since June 30, 2013, the Company completed the disposition of 17 flex and high office finish buildings totaling 640,000 square feet in Dallas. These transactions generated total gross proceeds of $112.7 million and have an expected year-one weighted average cash yield of 7.4 percent.

The table below summarizes the dispositions since June 30, 2013:

Market	Submarket	Square Feet	Occupancy	Closed
Dallas, TX (2 buildings)	Northeast	81,000	62.2%	July-13
Dallas, TX (15 buildings)	DFW Airport & Northwest	559,000	72.2%	Oct-13
Mexico (15 buildings)		1,653,000	100.0%	Oct-13

Total/Weighted Average		2,293,000	91.9%

Capital Markets

In October, in its debut bond offering, DCT Industrial, issued $275 million (aggregate principal amount) of 10-year senior unsecured notes at 99.038 percent of face value for net proceeds of approximately $269.6 million after expenses. The notes have a fixed interest rate of 4.5 percent. The Company used the net proceeds from these notes to repay its $175 million senior unsecured term loan, as well as other debt maturities and for general corporate purposes. Prior to issuing these notes, DCT Industrial announced it received investment-grade corporate ratings from two major U.S. ratings agencies. DCT Industrial received a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services.

In August, DCT Industrial issued 23.0 million shares in a public offering of common stock raising net proceeds of approximately $158.2 million after expenses. The Company used the net proceeds received from this offering for acquisitions, development activities, repayment of amounts outstanding under its senior unsecured revolving credit facility, and for general corporate purposes.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on January 9, 2014 to stockholders of record as of December 27, 2013.

Guidance

The Company has increased 2013 FFO guidance, as adjusted, to $0.44 to $0.45 per diluted share, up from $0.42 to $0.45. Additionally, net income attributable to common stockholders is expected to be between $0.05 and $0.06 earnings per diluted share.

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q3 2013 results on Friday, November 1, 2013 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (888) 317-6016 or (412) 317-6016. A telephone replay will be available through Friday, November 15, 2013 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10034396. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until November 1, 2014.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of September 30, 2013, the Company owned interests in approximately 75.4 million square feet of properties leased to approximately 960 customers, including 12.3 million square feet operated on behalf of four institutional capital management partners. Additional information is available at www.dctindustrial.com.

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CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

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DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Land	$845,831	$780,235
Buildings and improvements	2,500,382	2,481,206
Intangible lease assets	75,268	78,467
Construction in progress	92,848	45,619

Total investment in properties	3,514,329	3,385,527
Less accumulated depreciation and amortization	(629,557)	(605,888)

Net investment in properties	2,884,772	2,779,639
Investments in and advances to unconsolidated joint ventures	125,349	130,974

Net investment in real estate	3,010,121	2,910,613
Cash and cash equivalents	19,362	12,696
Restricted cash	4,346	10,076
Deferred loan costs, net	8,460	6,838
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,957 and $1,251, respectively	46,564	51,179
Other assets, net	22,556	12,945
Assets held for sale	122,197	52,852

Total assets	$3,233,606	$3,057,199

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$68,334	$57,501
Distributions payable	23,556	21,129
Tenant prepaids and security deposits	22,803	24,395
Other liabilities	7,299	7,213
Intangible lease liability, net	19,299	20,148
Line of credit	52,000	110,000
Senior unsecured notes	1,075,000	1,025,000
Mortgage notes	314,728	317,314
Liabilities related to assets held for sale	2,219	940

Total liabilities	1,585,238	1,583,640

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 315,931,573 and 280,310,488 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	3,159	2,803
Additional paid-in capital	2,480,144	2,232,682
Distributions in excess of earnings	(932,504)	(871,655)
Accumulated other comprehensive loss	(31,537)	(34,766)

Total stockholders’ equity	1,519,262	1,329,064
Noncontrolling interests	129,106	144,495

Total equity	1,648,368	1,473,559

Total liabilities and equity	$3,233,606	$3,057,199

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUES:
Rental revenues	$73,732	$60,719	$211,509	$175,256
Institutional capital management and other fees	620	937	2,139	3,143

Total revenues	74,352	61,656	213,648	178,399

OPERATING EXPENSES:
Rental expenses	8,802	8,233	26,113	22,311
Real estate taxes	11,085	9,431	33,361	27,444
Real estate related depreciation and amortization	32,990	27,512	95,071	81,953
General and administrative	6,120	6,766	19,823	18,908
Casualty and involuntary conversion gain	(294)	—	(296)	(141)

Total operating expenses	58,703	51,942	174,072	150,475

Operating income	15,649	9,714	39,576	27,924
OTHER INCOME (EXPENSE):
Development profit	—	—	268	—
Equity in earnings of unconsolidated joint ventures, net	759	1,208	1,721	784
Interest expense	(15,141)	(17,299)	(47,328)	(51,769)
Interest and other income	82	70	310	229
Income tax benefit (expense) and other taxes	60	(24)	(373)	(579)

Income (loss) from continuing operations	1,409	(6,331)	(5,826)	(23,411)
Income (loss) from discontinued operations	(12,192)	14,592	8,346	7,301

Consolidated net income (loss) of DCT Industrial Trust Inc.	(10,783)	8,261	2,520	(16,110)
Net (income) loss attributable to noncontrolling interests	626	(713)	(589)	1,870

Net income (loss) attributable to common stockholders	(10,157)	7,548	1,931	(14,240)
Distributed and undistributed earnings allocated to participating securities	(173)	(134)	(519)	(400)

Adjusted net income (loss) attributable to common stockholders	$(10,330)	$7,414	$1,412	$(14,640)

EARNINGS PER COMMON SHARE—BASIC
Income (loss) from continuing operations	$0.00	$(0.02)	$(0.02)	$(0.09)
Income (loss) from discontinued operations	(0.03)	0.05	0.02	0.03

Net income (loss) attributable to common stockholders	$(0.03)	$0.03	$0.00	$(0.06)

EARNINGS PER COMMON SHARE—DILUTED
Income (loss) from continuing operations	$0.00	$(0.02)	$(0.02)	$(0.09)
Income (loss) from discontinued operations	(0.03)	0.05	0.02	0.03

Net income (loss) attributable to common stockholders	$(0.03)	$0.03	$0.00	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	304,768	253,657	292,352	249,381
Diluted	305,673	253,657	292,352	249,381

Distributions declared per common share	$0.07	$0.07	$0.21	$0.21

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of net income (loss) attributable to common stockholders to FFO:
Net income (loss) attributable to common stockholders	$(10,157)	$7,548	$1,931	$(14,240)
Adjustments:
Real estate related depreciation and amortization	34,732	30,934	101,593	94,676
Equity in earnings of unconsolidated joint ventures, net	(759)	(1,208)	(1,721)	(784)
Equity in FFO of unconsolidated joint ventures	2,735	2,590	7,530	7,883
Impairment losses on depreciable real estate	13,279	—	13,279	11,422
Gain on dispositions of real estate interests	(75)	(12,227)	(17,614)	(12,348)
Gain on dispositions of non-depreciable real estate	—	—	31	—
Noncontrolling interest in the above adjustments	(3,227)	(1,804)	(7,066)	(9,921)
FFO attributable to unitholders	2,320	2,276	6,602	7,377

FFO attributable to common stockholders and unitholders(1)	38,848	28,109	104,565	84,065

Adjustments:
Acquisition costs	443	192	1,648	987

FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$39,291	$28,301	$106,213	$85,052

FFO per common share and unit — basic and diluted	$0.12	$0.10	$0.33	$0.31

FFO, as adjusted, per common share and unit — basic and diluted	$0.12	$0.10	$0.34	$0.31

FFO weighted average common shares and units outstanding:
Common shares for earnings per share—basic	304,768	253,657	292,352	249,381
Participating securities	2,526	1,999	2,445	1,862
Units	18,620	22,335	19,513	24,003

FFO weighted average common shares, participating securities and units outstanding – basic	325,914	277,991	314,310	275,246
Dilutive common stock equivalents	905	663	868	618

FFO weighted average common shares, participating securities and units outstanding – diluted	326,819	278,654	315,178	275,864

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year 2013
	Low	High
Guidance:
Earnings per common share—diluted	$0.05	$0.06
Gains on sale of real estate	(0.09)	(0.09)
Impairments and acquisition costs, net	0.05	0.05
Real estate related depreciation and amortization(1)	0.43	0.43

FFO, as adjusted, per common share and unit-diluted(2)	$0.44	$0.45

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2)	The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and nine months ended

September 30, 2013 and 2012 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders(1)	$(10,157)	$7,548	$1,931	$(14,240)
Interest expense	15,141	17,299	47,328	51,898
Proportionate share of interest expense from unconsolidated joint ventures	398	765	1,257	2,366
Real estate related depreciation and amortization	34,732	30,934	101,593	94,676
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,478	1,708	4,440	5,773
Income tax (benefit) expense and other taxes	(43)	68	390	623
Stock-based compensation	1,292	1,063	3,648	3,078
Noncontrolling interests	(626)	713	589	(1,870)
Non-FFO gains on dispositions of real estate interests	(75)	(12,227)	(17,583)	(12,348)
Impairment losses	13,279	—	13,279	11,422

Adjusted EBITDA	$55,419	$47,871	$156,872	$141,378

CALCULATION OF FIXED CHARGES
Interest expense	$15,141	$17,299	$47,328	$51,898
Capitalized interest	2,107	1,113	6,058	2,583
Amortization of loan costs and debt premium/discount	(55)	(317)	(155)	(809)
Other noncash interest expense	(1,000)	(524)	(3,000)	(1,026)
Proportionate share of interest expense from unconsolidated joint ventures	398	765	1,257	2,366

Total fixed charges	$16,591	$18,336	$51,488	$55,012

Fixed charge coverage	3.3	2.6	3.0	2.6

(1)	Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported income (loss) from continuing operations to our net operating income for the three and nine months ended September 30, 2013 and 2012 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of income (loss) from continuing operations to NOI:
Income (loss) from continuing operations	$1,409	$(6,331)	$(5,826)	$(23,411)
Income tax expense (benefit) and other taxes	(60)	24	373	579
Interest and other income	(82)	(70)	(310)	(229)
Interest expense	15,141	17,299	47,328	51,769
Equity in earnings of unconsolidated joint ventures, net	(759)	(1,208)	(1,721)	(784)
Development profit	—	—	(268)	—
Casualty and involuntary conversion gain	(294)	—	(296)	(141)
General and administrative	6,120	6,766	19,823	18,908
Real estate related depreciation and amortization	32,990	27,512	95,071	81,983
Institutional capital management and other fees	(620)	(937)	(2,139)	(3,143)

Total GAAP net operating income	53,845	43,055	152,035	125,501
Less net operating (income) loss—non-same store properties	(7,492)	1,776	(18,038)	4,029

Same store GAAP net operating income	46,353	44,831	133,997	129,530
Less revenue from lease terminations	(517)	(186)	(828)	(400)

Same store GAAP net operating income, excluding revenue from lease terminations	45,836	44,645	133,169	129,130
Less straight-line rents, net of related bad debt expense	116	(1,374)	(469)	(4,443)
Less amortization of above/(below) market rents, net	(326)	(198)	(838)	(449)

Same store cash net operating income, excluding revenue from lease terminations	$45,626	$43,073	$131,862	$124,238

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the impact of the strength of the United States economic recovery and global economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and developments; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.